Exhibit 99.1

PRESS RELEASE

Catalent to Hold Business Update Call Related to

Delay of Third Quarter 2023 Results and

Receives NYSE Notice Regarding Late Form 10-Q Filing

SOMERSET, N.J., May 19, 2023 – Catalent, Inc. (“Catalent” or the “Company”) (NYSE: CTLT), the leader in enabling the development and supply of better treatments for patients worldwide, today announced that, in light of the circumstances described in the Company’s Notification of Late Filing on Form 12b-25 filed on May 11, 2023 (the “Form 12b-25”) with the Securities and Exchange Commission (the “SEC”); the Company’s ongoing focus on finalizing its financial statements and other disclosures in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (the “Form 10-Q”); and completing its quarterly closing processes and procedures, it requires additional time to complete its preparation and review of its financial statements and other disclosures in the Form 10-Q, and to complete its quarterly closing processes and procedures. The conference call scheduled for Friday, May 19, 2023 at 8:15 a.m. ET will provide a business update, rather than the normal review of the Company’s third quarter 2023 financial results.

A supplemental slide presentation will also be available in the “Investors” section of Catalent’s website prior to the start of the webcast. The webcast replay, along with the supplemental slides, will be available for 90 days in the “Investors” section of Catalent’s website at www.catalent.com.

The Company also announced today that, on May 16, 2023, it received a notice (the “NYSE Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual, because the Company did not timely file the Form 10-Q with the SEC.

The NYSE Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE Notice informed the Company that, under NYSE rules, the Company has six months from May 15, 2023 to regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC. The NYSE further noted that, if the Company fails to file the Form 10-Q within the six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As previously reported in the Company’s Form 12b-25, the Company was unable to file the Form 10-Q within the prescribed period due to, among other things, the identification of certain accounting adjustments in its previously issued financial statements related to its operations in Bloomington, Indiana and the assessment of the related effects of the adjustments on the Company’s evaluation of internal control over financial reporting and its disclosure controls and procedures. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of its consolidated financial statements and related disclosures for inclusion in the Form 10-Q, but was unable to file the Form 10-Q by May 15, 2023, the end of the extension period provided by the Form 12b-25. The Company needs additional time to complete the preparation of its consolidated financial statements for the third quarter of fiscal 2023.

The Company is working diligently to complete the necessary work to file the Form 10-Q as soon as practicable and currently expects to file the Form 10-Q within the six-month period granted by the NYSE Notice; however, there can be no assurance that the Form 10-Q will be filed within such period.

About Catalent

Catalent, Inc. (NYSE: CTLT), an S&P 500® company, is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is a preferred industry partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,000 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply around 80 billion doses of nearly 8,000 products annually. Catalent’s expert workforce of approximately 18,000 includes more than 3,000 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated nearly $5 billion in revenue in its 2022 fiscal year. For more information www.catalent.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding management’s ongoing review of its third fiscal quarter financial statements and the release of the Company’s fiscal third quarter results and the Company’s ability to regain compliance with the NYSE’s listing standards. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. The important factors include, but are not limited to, the finalization of the Company’s third quarter financial statements, completion of the Company’s quarterly closing processes and procedures, as well as the general business, financial and accounting risks and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, filed with the U.S. Securities and Exchange Commission, or the SEC, and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Paul Surdez, Catalent, Inc.

(732) 537-6325

investors@catalent.com

Media Contact:

Chris Halling

+44 (0)7580 041073

media@catalent.com

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